Exhibit 1

Joint Filing Agreement

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock, par value $0.001 per share, of SunPower Corporation, has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

GLOBAL INFRASTRUCTURE GP III, L.P. By: Global Infrastructure Investors III, LLC, its general partner:

By:	/s/ Jonathan Bram
Name:	Jonathan Bram
Title:	Partner

GIP III SOL ACQUISITION, LLC

By:	/s/ Jonathan Bram
Name:	Jonathan Bram
Title:	President

GIP III SOL HOLDINGS, L.P. By: Global Infrastructure GP III, L.P., its general partner

By:	/s/ Jonathan Bram
Name:	Jonathan Bram
Title:	Partner

GLOBAL INFRASTRUCTURE INVESTORS III, LLC

By:	/s/ Jonathan Bram
Name:	Jonathan Bram
Title:	Partner

1